                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[x] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))
    ----------------
[ ] Definitive Information Statement

                                   Imatec Ltd.
       -------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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



                                   IMATEC LTD.
                               150 East 58 Street
                            New York, New York 10022

TO THE STOCKHOLDERS OF IMATEC LTD.:

Imatec Ltd. (the "Company") has obtained the written consent of certain of its stockholders of record as of October 24, 2000 to approve two amendments to the Company's Certificate of Incorporation, amending the name of the Company from "Imatec Ltd." to "Sequel Technology Corporation" and increasing the authorized number of shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), from 20,000,000 to 40,000,000 shares. These amendments have been approved by the Company's Board of Directors and the holders of more than a majority of shares of Common Stock outstanding, giving effect to the rights of the holders of the Series A Preferred Stock of the Company to vote together with the holders of the Common Stock as one class on an as converted basis. Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than unanimous written consent of the Company's stockholders of the foregoing amendments to the Company's Certificate of Incorporation. Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished an information statement relating to this action with this letter.

                                By order of the Board of Directors

                                /s/ Ronald Bernbaum
                                -------------------
                                Chairman of the Board of Directors

                                   IMATEC LTD.

                              INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Imatec Ltd. (the "Company") in connection with the taking of action by written consent of the holders of a majority of the outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"), including therewith the holders of the Series A Preferred Stock, which has the right to vote together with the holders of the Common Stock as one class on an as converted basis, approving certain amendments to the Company's Certificate of Incorporation. In accordance with, and pursuant to, such written comment, the name of the Company will be amended from "Imatec Ltd." to "Sequel Technology Corporation" and the number of authorized shares of Common Stock will be increased from 20,000,000 to 40,00000 shares.

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO STOCKHOLDERS IS OCTOBER [ ], 2000. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated by reference herein:

1. Current Report on Form 8-K, dated October 25, 2000;
2. Information Statement on Form SC 14F1, filed September 22, 2000;
3. Current Report on Form 8-K, filed June 8, 2000;
4. Quarterly Report on Form 10-QSB, filed May 22, 2000;
5. Current Report on Form 8-K, filed March 20, 2000; and
6. Annual Report on Form 10-KSB, filed March 30, 2000.

THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO THE CORPORATION (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO THE COMPANY AT SEQUEL TECHNOLOGY CORPORATION, 3245, 146th PLACE S.E., SUITE 300, BELLEVUE, WASHINGTON 98007, ATTENTION: MARK SOUTHERN, OR BY CALLING THE COMPANY AT (425) 556-4000. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                                     VOTING

As of October 24, 2000, 19,080,201 shares of the Company's Common Stock, and 150,000 shares of the Series A Preferred Stock were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Shares of Series A Preferred Stock are entitled to vote together with the Common Stock as one class on an as converted basis, where each share of Series A Preferred Stock is convertible into ten (10) shares of Common Stock. The record date for purposes of the written consent to the amendments was October 24, 2000. However, because the Company's directors and officers and certain stockholders hold at least a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock and, therefore, had sufficient voting power to approve the amendments to the Company's Certificate of Incorporation through their ownership of the Company's Common Stock and Series A Preferred Stock, no other stockholder consents are being solicited and no stockholders' meeting is being held in connection with the amendments. See "Amendment to Certificate of Incorporation" herein.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                  OWNERS AND MANAGEMENT PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this Information Statement, the ownership of the Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock,
(ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

As used in the table below and elsewhere herein, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this Information Statement. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all common stock shown as beneficially owned by them.

                                   Number of Shares of
                                   Registrant Common Stock
Name and Address                   Beneficially Owned        Percentage of Class
----------------                   ------------------        -------------------

Rand Ross Schulman                              0                     0
C/o Sequel Technology
    Corporation
3245 146th Place SE
Suite 300
Bellevue, Washington 98007

Mark Southern                             416,843(1)                1.7
C/o Sequel Technology
    Corporation
3245 146th Place SE
Suite 300
Bellevue, Washington 98007

                                   Number of Shares of
                                   Registrant Common Stock
Name and Address                   Beneficially Owned        Percentage of Class
----------------                   ------------------        -------------------
Ronald Leo Bernbaum                    10,600,000(2)               43.3
C/o 4576 Young Street
Suite 600
Toronto, Ontario M2W 6N4

Knightsbridge Financial                 2,400,000(3)                9.8
Services Ltd.
C/o 4576 Young Street
Suite 600
Toronto, Ontario M2W 6N4

Michael Florence                        2,400,000(4)                9.8
C/o Knightsbridge Financial
Services Ltd.
C/o 4576 Young Street
Suite 600
Toronto, Ontario M2W 6N4

Commendation Capital Group, Inc.        1,800,000(5)                7.3
C/o 4576 Young Street
Suite 600
Toronto, Ontario M2W 6N4

Dr. Hanoch Shalit*                      1,870,354(6)                7.6
C/o the Company
150 East 58th Street
New York, New York 10155

Steven Ai*                                236,833(6)(7)              **
C/o the Company
150 East 58th Street
New York, New York 10155

Simon Cross*                              200,000(6)                 **
C/o Imatec Ltd.
150 East 58th Street
New York, New York 10155

Carmello Cotrino                        1,326,000                   5.4
8 Homstead Circle
Marlboro, NJ 07746

All executive officers and
directors as a group                   10,619,143                  41.1

----------

 *Former Directors of the Registrant.
**Less than 1.0%

(1) Includes options for 397,700 shares of Registrant Common Stock held by Commendation Capital Group, Inc.
(2) Includes (i) 6,400,000 shares of Registrant Common Stock held by Medstar Southbeach Marina Partnership II, an Ontario, Canada limited partnership, on behalf of which Mr. Bernbaum serves as trustee and has sole beneficial ownership of the referenced shares, (2) 2,400,000 shares of Registrant Common Stock held by Knightsbridge Financial Services Ltd., 50% of the outstanding securities of which are held by a trust, the trustee of which is the spouse of Mr. Bernbaum, and (3) 1,800,000 shares of Registrant Common Stock held by Commendation Capital Group, Inc. 53% of which is controlled by a trust of which Mr. Bernbaum serves as trustee.
(3) Knightsbridge Financial Services Ltd. is owned 50% by a trust, the trustee of which is the spouse of Mr. Bernbaum, and 50% by Michael Florence. The other 50% by Rikare Management Inc., which is controlled by Michael Florence.
(4) Consists of shares of Registrant Common Stock owned of record by Knightsbridge Financial Services Ltd.
(5) Commendation Capital Group, Inc. is owned by two trusts, one of which owns 53%, the trustee of which is Mr. Bernbaum. The shares held by Commendation Capital Group, Inc. are to be offered as options to present and former employees of Sequel after the close of the transaction.
(6) Includes 200,000 shares which may be acquired under stock options.
(7) Includes 36,833 shares as beneficially owned by Steven Ai and held by The Revocable Trust of David C. Ai, dated July 24, 1985, as restated, of which Steven Ai serves as Chairman and, along with two other individuals, is a trustee.

                            SERIES A PREFERRED STOCK

The following table sets forth, as of the date of this Information Statement, the ownership of the Series A Preferred Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Series A Preferred Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

As used in the table below and elsewhere herein, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this Information Statement. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all common stock shown as beneficially owned by them.

                                   Number of Shares of
                                   Registrant Series A
                                   Preferred Stock
Name and Address                   Beneficially Owned        Percentage of Class
----------------                   ------------------        -------------------
John Walker
240 E 39th St, 45J                      10,000                      6.6
New York, NY 10016

Michael J. Rice
1725 York Avenue, Apt 30H               10,000                      6.6
New York NY 10128

Creative Marketing International
99 Cedarwood Road                       10,000                      6.6
Stamford CT 06903

Andrew Gautrau
85 Iroquis Road                         80,000                     53.3
Stamford CT 06902

The Advent Fund LLC
440 So LaSalle, Suite 2500              30,000                     20
Chicago IL 60609

         CERTAIN INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Newly Appointed Directors
-------------------------

         Set forth below is certain information with respect to the individuals named director of the Registrant (the "New Directors") at the closing (the "Closing") of the acquisition of substantially all of the assets and certain of the liabilities of Sequel Technology Corporation, a Washington corporation ("Sequel"), pursuant to an Asset Purchase Agreement, dated as of May 26, 2000, and amended as of July 19, 2000, among the Registrant, Sequel Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Registrant and Sequel.

         Rand Ross Schulman, 47, Chief Executive Officer. Mr. Schulman has agreed to be appointed to the Board of Directors and named Chief Executive Officer upon the closing of the Acquisition. From March 2000 until June 2000, Mr. Schulman served as Executive Vice President at Vizacom, Inc. From December 1997 until January 2000, Mr. Schulman served as Chief Executive Officer of Key Lime Software. From January 1994 until March 1997, Mr. Schulman served as Executive Vice President at TriTeal Corporation.

         Mark G. Southern, 39, Chief Financial Officer. Mr. Southern currently serves as Chief Financial Officer of the Registrant and has served in such capacity at Sequel since December of 1999. Mr. Southern also served as Corporate Controller of Sequel from September 1998 to December 1999. From August 1997 until August 1998 Mr. Southern served as Corporate Controller at Cable Plus. From January 1997 until August 1997 Mr. Southern served as Chief Financial And Operations Officer, Secretary/Treasurer at Expotel. From May 1996 until January 1997 Mr. Southern served as Director of Finance, Operations and Information Systems at KidStar Interactive Media, Inc. From April 1995 to May 1996 Mr. Southern also served as World Wide Financial Operations Manager at the Microsoft Network (MSN). Following the closing of the Acquisition, Mr. Southern will continue as Vice President of Finance of the Registrant. Mr. Southern has also previously served as Controller at McCaw Cellular Communications, now AT&T wireless, and as an audit manager with Ernst and Young.

         Ronald Leo Bernbaum, 49, Chairman of the Board of Directors. Mr. Bernbaum has served as a Director since inception and the Chairman of the Board of Directors of Sequel since September 1999. For over the past five years, Mr. Bernbaum has served as the President of Basic Capital, a company providing funding and management to companies in the real estate and technology industries.

Directors Prior To The Closing
------------------------------

         Information relating to the directors of the Registrant prior to the Closing is set forth below. There have been a total of six board meetings since January 1, 2000.

         Hanoch Shalit, 46, Chairman of the Board of Directors, President, and

Chief Executive Officer, Chief Financial Officer, and Secretary. Dr. Shalit founded the Company in November 1988 was its Chairman of the Board of Directors, President, Chief Executive Officer, and Secretary since inception and Chief Financial Officer since April 1999. From September 1982 until June 1987 Dr. Shalit was employed as a senior chemist with Chemco Photo Products, a private imaging company. From June 1987 until November 1988, Dr. Shalit was employed by the FONAR Corporation, a public imaging company where he was the President of the Photographic Sciences Division in charge of production, sales, and service for the FONAR corporation's photographic products. Dr. Shalit earned a B.S. (Honors) in the Sciences of Photography from the Polytechnic of Central London (now known as University of Westminster) in Great Britain in 1978 and a Ph.D. in Physics from the University of London in 1981.

         Steven Ai, 45, Director. Steven Ai served as a director of the Company since November 30, 1995. Since 1992, Mr. Ai has been the President of City Mill Co., Ltd., a private company located in Honolulu, Hawaii, which owns and operates a chain of retail home product stores. Prior to 1992, Mr. Ai was a manager with the public accounting firm of KPMG Peat Marwick.

         Simon Cross, 48, Director. Simon Cross served as a director of the Company since July 15, 1996 and served as Vice President - Marketing and Sales from January 6, 1997 until December 1997. Since January 1999, Mr. Cross has been President of a consulting and internet related business in the United Kingdom. From February 1993, Mr. Cross was the general manager of Shackman Instruments, a private company located in the United Kingdom which designs and manufactures identification cameras and associated security systems. From May 1992 to February 1993, Mr. Cross was the sales and marketing manager of Techspan Systems plc, a private company located in the United Kingdom which specializes in computer controlled large scale electronic displays. From June 1990 to May 1992, Mr. Cross was the director of X-Tek Systems Ltd., a private company located in the United Kingdom which develops and manufactures high definition microfocus x-ray systems for industrial inspection.

Related Party Transactions
--------------------------

         From June 1999 through February 2000, Mr. Bernbaum, acting as trustee for certain unaffiliated entities and individuals, together with certain shareholders of Sequel who subsequently assigned their debt to Mr. Bernbaum as trustee for the referenced entities and individuals, loaned $4,760,000 aggregate principal amount to Sequel. Such loans accrue interest at the rate of 18% per annum, are due on demand, are secured by a lien on Sequel's assets, and have an aggregate premium of $9,520,000. Upon closing of the Acquisition, such debt, together with the accrued interest and premium thereon, will be exchanged for 13,2000,000 shares of Registrant Common Stock. Of this number of shares, beneficially ownership of 8,800,000 will be attributed to Mr. Bernbaum. The 8,800,000 shares includes 6,400,000 shares to be held by Medstar Southbeach Marina Partnership II, an Ontario, Canada limited partnership, on behalf of which Mr. Bernbaum serves as trustee and has sole beneficial ownership and 2,400,000 shares will be held by Knightsbridge Financial Services Ltd., 50% of the outstanding securities of which are held by a trust, the trustee of which is Mr. Bernbaum's spouse.

         Since March 1, 2000, Mr. Bernbaum and the companies for which he acts in the capacity of trustee, officer, or director loaned an additional $850,000 aggregate principal amount to Sequel. Such loans accrue interest at the rate of 18% per annum, mature on the earlier of January 31, 2001 and the fifth business day following the closing of the initial public offering of securities of Sequel (or the Registrant following the closing of the Acquisition), and have a aggregate premium of $1,700,000. Mr. Bernbaum has agreed to waive the payment of the accrued interest and premium effective upon the closing of the Acquisition. The principal amount of such loan will be repaid by the Registrant out of proceeds of anticipated future financings and available cash.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Registrant's directors, executive officers and persons or entities who own more than 10% of the Registrant Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock with the Securities and Exchange Commission. Such persons or entities are also required by SEC regulations to furnish the Company with copies of all reports that they file under Section 16(a). To the Company's knowledge, all Section 16(a) filing requirements applicable to such persons or entities were complied with to date. The New Directors intend to comply with such requirements in a timely manner.

Committees of the Board of Directors
------------------------------------

         The Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Audit Committee reviews the engagement of the independent accountants, reviews and approves the scope of the annual audit undertaken be the independent accountants, and reviews the independence of the accounting firm. The committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Compensation Committee reviews executive compensation issues. Each of these committees do not have any members at the present time. The Board of Directors intends to appoint directors to serve on each of these committees as soon as is reasonably practicable.

Compensation of Directors and Officers
--------------------------------------

         The Executive Officers and Directors identified herein are currently each negotiating the terms of their respective employment with the Company. The Company intends to disclose the terms of each such employment agreement following the execution thereof by the parties thereto.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

On October [ ], 2000 the Company's Board of Directors adopted resolutions proposing, and as of October 24, 2000 the holders of record on October 24, 2000 of more than a majority of the outstanding shares of Common Stock and the holders of holders of the Series A Preferred Stock, voting as one class, approved, the Amendment amending the name of the Company from "Imatec Ltd." to "Sequel Technology Corporation" and increasing the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares. The Amendment will result in an increase in the Company's Delaware Franchise Tax and will become effective when the Certificate of Amendment of Certificate of Incorporation, a copy of which is attached hereto as Exhibit A, is filed with the Secretary of State of the State of Delaware, which is expected to be on or about November __, 2000. Holders of the Company's Common Stock and the Company's Series A Preferred Stock do not and will not have preemptive rights pursuant to the Company's Certificate of Incorporation.

                                By order of the Board of Directors

                                /s/ Ronald Bernbaum
                                Chairman of the Board of Directors

Exhibit A
---------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   IMATEC LTD.

         IMATEC LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following resolution setting forth the amendment to the Certificate of Incorporation as filed on October 24, 2000:

         RESOLVED, that the Board of Directors deems it in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation as filed on September 20, 1995 (the "Certificate of Incorporation"), by deleting Article First of the Certificate of Incorporation in its entirety and replacing it with the following:

         "FIRST:  The name of the Corporation is Sequel Technology Corporation."

         RESOLVED, that the Board of Directors deems it in the best interest of the Corporation to amend the Certificate of Incorporation by deleting Article Fourth of the Certificate of Incorporation in its entirety and replacing it with the following:

          "FOURTH: (A) The total number of shares of stock which the Corporation shall have authority to issue is (i) 40,000,000 shares of Common Stock, each having a par value of $0.0001 per share (the "Common Stock"), and
         (ii) 2,000,000 shares of Preferred Stock, each having a par value of $0.0001 per share (the "Preferred Stock").

         (B) Authority is hereby expressly granted to the Board of Directors (the "Board") of the Corporation (or a committee thereof to which such authority may be delegated by the Board pursuant to the by-laws of the Corporation, as from time to time amended (the "By-Laws")), without requirement of any or further approval or other action by the stockholders of the Corporation, to designate, establish and issue shares of the Preferred Stock from time to time, in one or more series, and to fix by resolution or resolutions, the number of shares, the relative designations, powers, preferences, and rights (including, without limitation, liquidation, dividend and voting rights), and the relative qualifications, limitations, and restrictions, of each such series, to the fullest extent now or hereafter permitted by the laws of the State of Delaware."

         SECOND: That, by written consent executed in accordance with Section 228 of the General Corporation Law of the State of Delaware, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, was given written notice of the proposed amendments to the Certificate of Incorporation and voted in favor of the adoption of the amendments to the Certificate of Incorporation.

         THIRD: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, said Imatec Ltd. has caused this certificate to be signed by Ronald Leo Bernbaum, its Chairman of the Board, as of October __, 2000.


                                ---------------------------
                                RONALD LEO BERNBAUM
                                CHAIRMAN OF THE BOARD
                                IMATEC LTD.